EXHIBIT 10
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                               HARSCO CORPORATION

                        RESTRICTED STOCK UNITS AGREEMENT

     This Agreement (the "Agreement") is made on this ____ day of ______, 200__ (the "Date of Grant") by and between Harsco Corporation, a Delaware corporation (the "Company") and _____________, (the "Grantee").

     1. GRANT OF RESTRICTED STOCK UNITS. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company's 1995 Executive Incentive Compensation Plan (as Amended and Restated) (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant _________ Restricted Stock Units (the "Restricted Stock Units"), which shall become vested in accordance with Section 3 hereof. Each Restricted Stock Unit shall represent one hypothetical share of Common Stock, $1.25 par value of the Company (the "Common Stock") and shall at all times be equal in value to one share of Common Stock. The Restricted Stock Units will be credited to the Grantee in an account established for the Grantee until payment in accordance with Section 4 hereof.

     2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK UNITS. Neither the Restricted Stock Units granted hereby nor any interest therein or in the Common Stock related thereto shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated Beneficiary in the event of the Grantee's death).

     3.   VESTING OF RESTRICTED STOCK UNITS.

          (a) The Restricted Stock Units shall become vested on the third anniversary of the Date of Grant (the "Vesting Date") if the Grantee shall have remained in the continuous employ of the Company or a subsidiary during that three (3) year period. Any Restricted Stock Units not vested will be forfeited, except as provided in Section 3(b) below, if the Grantee ceases to be continuously employed by the Company prior to the Vesting Date. For purposes of this Agreement, "continuously employed" shall mean the absence of any interruption or termination of employment with the Company or with a subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its subsidiaries.

          (b) Notwithstanding the provisions of Section 3(a), all of the Restricted Stock Units shall immediately become non-forfeitable upon the occurrence of any of the following events (each, a "Vesting Event"): (i) the Grantee's
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               death or becoming Disabled, (ii) a Change in Control, or (iii)
               the Grantee's normal retirement at age 65.

          (c) For purposes of this Section 3, the Grantee shall be considered "Disabled" if the Grantee is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

     4.   ISSUANCE OF THE COMMON STOCK.

          (a) The Company will issue to the Grantee the Common Stock underlying the vested Restricted Stock Units on the Vesting Date or, if earlier, upon the occurrence of a Vesting Event.

          (b) Except to the extent provided by Section 409A of the Code and permitted by the Company, no Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

          (c) The Company's obligations to the Grantee with respect to the Restricted Stock Units will be satisfied in full upon the issuance of shares of Common Stock corresponding to such Restricted Stock Units.

     5.   DIVIDEND, VOTING AND OTHER RIGHTS.

          (a) The Grantee shall have no rights of ownership in the Restricted Stock Units and shall have no right to dividends and no right to vote Restricted Stock Units until the date on which the Restricted Stock Units are transferred to the Grantee pursuant to
               Section 4 above and a stock certificate (or certificates) representing such shares of Common Stock is issued to the Grantee.

          (b) The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

     6. ADJUSTMENTS. The number of shares of Common Stock issuable pursuant to the Restricted Stock Units is subject to adjustment as provided in
          Section 4(c) of the Plan.

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     7.   COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

     8. COMPLIANCE WITH SECTION 409A OF THE CODE. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent that the Vesting Event (and the right to receive payment of the shares of Common Stock underlying the Restricted Stock Units) occurs pursuant to Section 3(b)(ii) or Section 3(b)(iii) or pursuant to an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Section 4 above, payment will be made to the Grantee on the earlier of (a) the Grantee's "separation from service" with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a "specified employee" (within the meaning of Section 409A), the date of payment shall be made on the date which is six (6) months after the date of the Grantee's separation from service with the Company or (b) the Grantee's death.

     9. INTERPRETATION. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.

     10. NO EMPLOYMENT RIGHTS. This award will not confer upon the Grantee any right with respect to continuance of employment by the Company, nor will it interfere in any way with any right of the Company to terminate the Grantee's employment at any time.

     11. TAXES. The Grantee will pay to the Company, on demand, any taxes the Company reasonably determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units or the issuance of Common Stock pursuant to this award. The tax withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable pursuant to this award in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

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

     12. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

     13. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     14. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.

     This Agreement is executed by the Company on the day and year first set forth above.

                                       HARSCO CORPORATION



                                       By: _____________________________________
                                           Name:
                                           Title:


     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Stock Units granted hereunder on the terms and conditions set forth herein and in the Company's 1995 Executive Incentive Compensation Plan (as Amended and Restated).



Date:  ________________, 200_              _____________________________________
                                           Grantee



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